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                            Washington, D.C. 20549
                          --------------------------

                                   FORM S-8
                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933
                          ---------------------------

                              Owens-Illinois, Inc.
- -------------------------------------------------------------------------------
                (Exact name of registrant as specified in its charter)

   Delaware                                                   22-2781933
- ----------------                                             -----------------
(State or other                                               (IRS Employer
jurisdiction of                                             Identification No.)
incorporation or
organization)





                     One SeaGate, Toledo, Ohio                          43666
- -------------------------------------------------------------------------------
               (Address of principal executive offices)              (Zip Code)

                       ---------------------------------

                             STOCK OPTION PLAN FOR

                        DIRECTORS OF OWENS-ILLINOIS, INC.

                       ---------------------------------


                                                     Copy to:
            THOMAS L. YOUNG, ESQ.
          Executive Vice President-                  ROBERT K. BURGESS, ESQ.
               Administration                           Latham & Watkins
             and General Counsel                     233 South Wacker Drive
            Owens-Illinois, Inc.                           Suite 5800
                 One SeaGate                         Chicago, Illinois 60606
             Toledo, Ohio 43666                          (312) 876-7700
               (419) 247-5000
  ---------------------------------------
     (Name, address, including zip code,
       and telephone number, including
      area code, of agent for service)
                                                  (cover page continued over)
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                        Calculation of Registration Fee
- -------------------------------------------------------------------------------
                       Amount     Proposed    Proposed
                     of Shares    Maximum     Maximum
Title of Each          to be      Offering    Aggregate     Amount of
Class of Securities  Registered   Price Per   Offering     Registration
to be Registered        (1)       Share (2)    Price           Fee
- -------------------------------------------------------------------------------
Common Stock,
par value
$.01 per share (1)    200,000    $  10.8375   $2,167,500     $747.42
- -------------------------------------------------------------------------------

(1) The Stock Option Plan for Directors of Owens-Illinois, Inc. (the "Plan") authorizes the issuance of a maximum of 200,000 shares. Of such shares, 36,573 are subject to presently outstanding options granted under the Plan.

(2) For purposes of computing the registration fee only. Pursuant to Rule 457(c), the Proposed Maximum Offering Price Per Share is based upon (1) the exercise price per share of $12.625 of outstanding options for 36,573 shares and (2) for the remaining 163,427 shares, the average of the high and low prices reported on the New York Stock Exchange for the Company's Common Stock on December 23, 1994, which was $10.4375.





























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                                      PART I

Item 1.     Plan Information

            Not required to be filed with this Registration Statement.

Item 2.     Registrant Information and Employee Plan Annual Information

            Not required to be filed with this Registration Statement.


                                      PART II

Item 3.     Incorporation of Documents by Reference

            The following documents filed with the Securities and Exchange Commission (the "Commission") by Owens-Illinois, Inc, a Delaware corporation (the "Company"), are incorporated as of their respective dates in this Registration Statement by reference:

            A. The Company's Annual Report on Form 10-K filed with the Commission pursuant to Section 13(a) or 15(d) under the Securities Exchange Act of 1934,as amended (the "Exchange Act") for the fiscal year ended December 31, 1993;

            B. All other reports filed by the Company pursuant to Sections 13(a) and 15(d) of the Exchange Act since December 31, 1993; and

            C. Description of the Company's Common Stock contained in the Company's Registration Statement on Form S-2 filed with the Commission on October 17, 1991 (No. 33-43224).

            All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are incorporated by reference in this Registration Statement and are a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.     Description of Securities

            Not applicable.


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Item 5.     Interests of Named Experts and Counsel

            Not applicable.

Item 6.     Indemnification of Directors and Officers

            Section 145 of the Delaware General Corporation Law provides that a corporation shall have the power, and in some cases is required, to indemnify an agent, including an officer or director, who was or is a party or is threatened to be made a party to any proceedings, against certain expenses, judgments, fines, settlements and other amounts under certain circumstances.
Article III, Section 13 of the Company's Bylaws provides for indemnification of the Company's officers and directors to the extent permitted by the Delaware General Corporation Law, and the Company maintains insurance covering certain liabilities of the directors and officers of the Company and its subsidiaries.

Item 7.     Exemption from Registration Claimed

            Not applicable.

Item 8.     Exhibits

              4.1 Restated Certificate of Incorporation of the Company. Incorporated by reference to Exhibit No. 3.1 to the Company's Registration Statement, File No. 33-43224.

              4.2 Bylaws of the Company. Incorporated by reference to Exhibit No. 3.2 to the Company's Registration Statement, File No. 33-43224.

             *4.3     Stock Option Plan for Directors of Owens-Illinois, Inc.

             *4.4     Form Stock Option Agreement.

             *5.1 Opinion of Latham & Watkins regarding the legality of the Common Stock being registered.

            *23.1     Consent of Independent Auditors.

             23.2     Consent of Latham & Watkins (included in Exhibit 5.1).

            *24       Power of Attorney.
       ______________________
            *Filed herewith

Item 9.     Undertakings

          (a)    The undersigned Registrant hereby undertakes:



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                 (1)     To file, during any period in which offers or sales are
                         being made, a post-effective amendment to this Registration Statement:

                        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate,represent a fundamental change in the information set forth in the Registration Statement;

                        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                 Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply to information contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is

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asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.















































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                                    SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Toledo, State of Ohio, on this 29th day of December, 1994.

                                    OWENS-ILLINOIS, INC.

                                    By:   /s/ Thomas L. Young
                                          -------------------------
                                          Executive Vice President
                                          Administration
                                          General Counsel and Secretary

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of Owens-Illinois, Inc. and in the capacities and on the dates indicated.

        Signature                             Title
- -------------------                ---------------------------
Joseph H. Lemieux                   Chairman, Chief Executive
                                    Officer and Director
                                    (Principal Executive Officer)

Lee A. Wesselmann                   Senior Vice President, Chief
                                    Financial Officer and
                                    Director (Principal Financial
                                    Officer)

David G. Van Hooser                 Vice President, Treasurer
                                    and Comptroller (Principal
                                    Accounting Officer)

Michael W. Michelson                Director

James H. Greene, Jr.                Director

Edward A. Gilhuly                   Director

John J. McMackin, Jr.               Director


                                    By:   /s/ Thomas L. Young
                                          --------------------
                                          Thomas L. Young
                                          Attorney-in-fact

Date:  December 29, 1994

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                              INDEX TO EXHIBITS

EXHIBIT
- -------
  4.3      Stock Option Plan for Directors of Owens-Illinois, Inc.

  4.4      Form Stock Option Agreement.

  5.1 Opinion of Latham & Watkins regarding the legality of the Common Stock being registered.

 23.1      Consent of Independent Auditors.

 24        Power of Attorney.





































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